CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

FX MERGER SUB INC.

WITH AND INTO

FX REAL ESTATE AND ENTERTAINMENT INC.

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Pursuant to Section 253 of the
General Corporation Law of the State of Delaware
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FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), does hereby certify to the following information relating to the merger (the “Merger”) of FX Merger Sub Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company continuing as the surviving corporation:

FIRST: The Company owns all of the issued and outstanding shares of capital stock of the Subsidiary.

SECOND: The following resolutions providing for the Merger were duly adopted by the Company’s Board of Directors on October 29, 2010:

WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), with the name of the Company being changed to “Circle Entertainment Inc.”

FURTHER RESOLVED, that the Company be, and it hereby, is authorized to cause the Subsidiary to merge with and into the Company pursuant to Section 253 of the DGCL, with the Company remaining as the surviving corporation, by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and it is

FURTHER RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect of the Merger, the Subsidiary shall be merged with and into the Company, the separate existence of the Subsidiary shall cease, and the Company shall continue as the surviving corporation; and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of any stockholder of the Company, each then outstanding share of capital stock of the Company shall remain unchanged and continue to remain outstanding as one share of capital stock of the Company held by stockholder who was the holder of such share of capital stock of the Company immediately prior to effective time of the Merger; and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the stockholder of the Subsidiary, each then outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof.

FURTHER RESOLVED, the Amended and Restated Certificate of Incorporation, as amended, of the Company as in effect immediately prior the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

First: The name of the corporation is CIRCLE ENTERTAINMENT INC. (the “Corporation”); and it is

FURTHER RESOLVED, the Company’s Amended and Restated By-Laws as in effect prior the effective time of the Merger shall be the bylaws of the surviving corporation, except that they (as permitted by the Company’s Amended and Restated Certificate of Incorporation, as amended) shall be amended to change the name of the Company to “Circle Entertainment Inc.” therein wherever applicable.

THIRD: The Company shall be the surviving corporation in the Merger.

FOURTH: The Amended and Restated Certificate of Incorporation, as amended, of the Company as in effect immediately prior the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

First: The name of the corporation is CIRCLE ENTERTAINMENT INC. (the “Corporation”).

FIFTH: The Merger shall become effective as of the close of business on January 11, 2011.

[Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Ownership and Merger has been executed on behalf of the Company by its Executive Vice President and General Counsel this 3rd day of January, 2011.

FX REAL ESTATE AND ENTERTAINMENT INC.

By:
Name: Mitchell J. Nelson
Title: Executive Vice President and General Counsel